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                                                                    EXHIBIT 10.4
                                                                    ------------

                           ADPGPP LICENSE AGREEMENT

     This AGREEMENT is made this ___ day of ________, 1996, between Calgene II, Inc., and Monsanto Company regarding the non-exclusive license of certain patent rights. Based on the mutual consideration between the parties, the parties do hereby agree as follows:

                       ARTICLE 1  BACKGROUND AND PARTIES

     1.1 Calgene II, Inc. ("NEWCO") is a Delaware corporation, having a principal place of business at 1920 Fifth Street, Davis, California 95616.

     1.2 Monsanto Company ("MONSANTO") is a Delaware corporation, having a principal place of business at 800 North Lindbergh Boulevard, St. Louis, Missouri 63167.

     1.3 NEWCO and MONSANTO are mutually interested in entering into a transaction involving the licensing of certain patent and know-how rights subject to the terms and conditions of this AGREEMENT.

                            ARTICLE 2  DEFINITIONS

For purposes of this AGREEMENT, the following words and phrases shall have the following meanings:

     2.1 "AFFILIATE" shall mean any company or other legal entity which controls, or is controlled by, or is under common control with a party to this AGREEMENT, control meaning the holding, directly or indirectly, of more than fifty percent (50%) of (i) the capital and/or (ii) the voting rights and/or
(iii) the right to elect or appoint directors.

     2.2  "AGREEMENT" shall mean this License Agreement.

     2.3 "EFFECTIVE DATE OF THIS AGREEMENT" shall mean the date first above written.

     2.4  "FIELD" shall mean for use in PRODUCE PLANTS.

     2.5 "PRODUCE PLANTS" shall mean fresh and processed tomatoes, berries, mangoes, cucurbits, peppers and sweetcorn.

     2.6 "LICENSED PRODUCTS" shall mean genes, vectors, PRODUCE PLANT cells, PRODUCE PLANTS and seed thereof of PRODUCE PLANTS containing a gene which encodes for the sense or antisense of a
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gene which, in the absence of a license, would infringe at least one (1) claim of an unexpired U.S. or foreign patent included within LICENSED PATENT RIGHTS.

     2.7 "LICENSED PATENT RIGHTS" shall mean the patents and patent applications identified in Appendix A and any continuations, continuations in part, divisionals, or reissue or reexamination patents or applications in the United States deriving priority from a common application with said patent applications and any foreign counterparts thereof.

     2.8 "MONSANTO KNOW HOW" shall mean all know-how and biological materials in the FIELD related to the LICENSED PATENT RIGHTS disclosed to NEWCO at the EFFECTIVE DATE OF THIS AGREEMENT.

     2.9 "TERM OF THIS AGREEMENT" shall be for the life of the last to issue patent in the LICENSED PATENT RIGHTS.

                        ARTICLE 3  CONVEYANCE OF RIGHTS

     3.1  LICENSE GRANT:   Subject to the terms and conditions of this
          --------------
AGREEMENT, MONSANTO hereby grants to NEWCO and AFFILIATES of NEWCO under the LICENSED PATENT RIGHTS and MONSANTO KNOW-HOW and during the TERM OF THIS AGREEMENT a non-exclusive, royalty-free, world-wide license to make and use LICENSED PRODUCTS in the FIELD and the right to sell or sublicense others to sell PRODUCE PLANTS.

                          ARTICLE 4  CONFIDENTIALITY

     4.1  CONFIDENTIAL INFORMATION:  It is anticipated that it will be
          -------------------------
necessary, in connection with their obligations under this AGREEMENT, for NEWCO and MONSANTO, and AFFILIATES of either party, to disclose to each other confidential proprietary business and/or technical information ("Confidential Information") relating to their respective businesses, products and technologies. The Confidential Information shall include information disclosed in writing or other tangible form, including samples of materials. If disclosed orally, the Confidential Information shall be summarized in written form within thirty (30) days by the disclosing party and a copy provided to the recipient.

     4.2  CONFIDENTIALITY AND LIMITED USE:
          --------------------------------

          (a) With respect to all Confidential Information, both NEWCO and MONSANTO and AFFILIATES of either party agree as

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follows, it being understood that "recipient" indicates the party receiving the confidential, proprietary information from the other "disclosing" party. Confidential Information disclosed to the recipient shall remain the property of the disclosing party and shall be maintained in confidence by the recipient and shall not be disclosed to third parties by the recipient and, further, shall not be used except for purposes contemplated in this AGREEMENT. All confidentiality and limited use obligations with respect to the Confidential Information shall terminate five (5) years after the termination date of this AGREEMENT.

          (b) Notwithstanding any provision to the contrary, a party may disclose the Confidential Information of the other party: (i) in connection with an order of a court or other government body or as otherwise required by or in compliance with law or regulations; provided that the disclosing party provides the other party with notice and takes reasonable measures to obtain confidential treatment thereof; (ii) in confidence to attorneys, accountants, banks and financial sources and their advisors; or (iii) in confidence, in connection with a license, sublicense, or acquisition so long as, in each case, the entity to which disclosure is made is bound to confidentiality on terms consistent with those set forth herein.

     4.3  EXCEPTIONS:  The obligations of confidentiality and limited use shall
          -----------
not apply to any of the Confidential Information which

          (a) is publicly available by publication or other documented means or later becomes likewise publicly available through no act or fault of recipient; or

          (b) is already known to recipient before receipt from the disclosing party, as demonstrated by recipient's written records; or

          (c) is made known to recipient by a third party who did not obtain it directly or indirectly from the disclosing party and who does not obligate recipient to hold it in confidence.

Specific information should not be deemed to be within any of these exclusions merely because it is embraced by more general information falling within these exclusions.

     4.4  DISCLOSURES TO PERSONNEL:  Recipient agrees to advise those of its
          -------------------------
officers, directors, stockholders, employees, associates, agents, consultants, AFFILIATES, and sublicensees who

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become aware of the Confidential Information, of these confidentiality and limited use obligations and agrees, prior to any disclosure of Confidential Information to such individuals or entities, to make them bound by obligations of confidentiality and limited use of the same stringency as those contained in this AGREEMENT.

     4.5  RETURN OF CONFIDENTIAL INFORMATION:  Upon termination of this
          -----------------------------------
AGREEMENT, originals and copies of Confidential Information in written or other tangible form will be returned to the disclosing party by recipient or destroyed by recipient. One copy of each document may be retained in the custody of the recipient's legal counsel solely to provide a record of what disclosures were made.

     4.6  CONFIDENTIAL STATUS OF AGREEMENT:  The terms of this AGREEMENT shall
          ---------------------------------
be deemed to be Confidential Information and shall be dealt with according to the confidentiality requirements of this Article 4. Both parties agree, furthermore, that neither party will make public disclosures concerning other specific terms of this AGREEMENT without obtaining the prior written consent of the other party, which consent shall not be unreasonably withheld.

                   ARTICLE 5  REPRESENTATION AND WARRANTIES

     5.1 MONSANTO represents and warrants that it has the right to make conveyances and grants in accordance with the articles hereof. MONSANTO further warrants that at the date this Agreement is signed by MONSANTO, MONSANTO does not know of any U.S. patent, whether or not owned or licensed to MONSANTO, which would be infringed by the use or sale of LICENSED PRODUCTS other than LICENSED PATENT RIGHTS. It is expressly understood, however, that in making the conveyances and grants under this Agreement with the exception of the foregoing provisions of this paragraph, MONSANTO MAKES NO REPRESENTATION, EXTENDS NO WARRANTIES, EITHER EXPRESS OR IMPLIED, AND ASSUMES NO RESPONSIBILITIES WHATSOEVER WITH RESPECT TO:

          a) THE SCOPE OR VALIDITY OF ANY PATENT WHICH MAY FALL WITHIN LICENSED PATENT RIGHTS; OR

          b) ANY USE OF LICENSED PRODUCT BEING FREE FROM INFRINGEMENT OF PATENTS OTHER THAN THE LICENSED PATENT RIGHTS.

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                             ARTICLE 6 TERMINATION

     6.1 Except as expressly provided otherwise, this Agreement shall terminate upon reaching the TERM OF THIS AGREEMENT.

     6.2  This Agreement may be terminated by NEWCO by giving MONSANTO thirty
(30) days prior written notice of its intention to terminate.

     6.3 Except as provided in paragraph , neither NEWCO nor MONSANTO may terminate this Agreement unless the other party is in breach of this Agreement and does not remedy such breach within thirty (30) days written notice of such breach.

                         ARTICLE 7  PATENT LITIGATION

     7.1 MONSANTO shall have power to institute and prosecute at its own discretion and expense suits for infringement of the LICENSED PATENT RIGHTS. All expenses in such suits will be borne entirely by MONSANTO, and MONSANTO shall retain all judgements or awards arising from these suits.

                   ARTICLE 8  PATENT FILINGS AND PROSECUTION

     8.1 MONSANTO shall be responsible for the filing, prosecuting and maintaining any patent application relating to LICENSED PATENT RIGHTS, including any foreign counterpart.

     8.2 NEWCO shall be entitled to review and comment upon all actions undertaken in the prosecution of all patents and applications.

                           ARTICLE 9  APPLICABLE LAW

     9.1 THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED, AND GOVERNED BY THE LAWS OF THE STATE OF MISSOURI, U.S.A. WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS.

                     ARTICLE 10  MISCELLANEOUS PROVISIONS

     10.1 NOTICES:  All notices and other communications required or permitted
          --------
under this AGREEMENT shall be deemed to be properly given when in writing and sent by registered or certified mail, postage prepaid or by reputable courier service or by telefax with receipt confirmation, to the other party at the address set forth below, or at such other address as either party may in writing designate from time to time for these purposes.

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     If to NEWCO:        Calgene II, Inc.
                         1920 Fifth Street
                         David, California 95616
                         Attention:  President

     If to MONSANTO:     Monsanto Company
                         700 Chesterfield Parkway North
                         St. Louis, Missouri  63198
                         Attention:  President, Ceregen

     Copy to:            Monsanto Company
                         800 North Lindbergh Boulevard
                         St. Louis, Missouri 63167
                         Attention:  Group Patent Counsel - A3SB

     10.2 ASSIGNABILITY:  The rights acquired herein by NEWCO are not
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assignable in whole or part (by operation of law or otherwise) to any third party, except to a successor to NEWCO's entire business, without the prior written consent of MONSANTO. Any successor to NEWCO's entire business shall be deemed bound by the terms of this AGREEMENT. Any transfer, assignment or delegation made or attempted in violation of this subparagraph shall be void and of no effect.

     10.3 OTHER LICENSES:  It is MONSANTO's present intention to minimize
          ---------------
licenses to others in the FIELD and to make commercially reasonable efforts to limit licenses to others in the FIELD to those situations where it is beneficial to MONSANTO in resolving patent issues and related business issues. However, it shall remain solely in MONSANTO's discretion whether or not it will license third parties who may directly compete with NEWCO. In accordance with this AGREEMENT, the granting by MONSANTO of other non-exclusive licenses in PRODUCE PLANTS to third parties shall be permitted.

     10.4 SEVERABILITY:  In case any one or more of the provisions contained in
          -------------
this AGREEMENT shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, but this AGREEMENT shall be construed as if such invalid or illegal or unenforceable provisions had never been contained herein.

     10.5 COUNTERPARTS:  This AGREEMENT may be executed in any number of
          -------------
counterparts, each of which shall be an original with

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the same effect as if the signatures thereto and hereto were upon the same instrument.

     10.6 HEADINGS:  Headings as to the contents of particular Articles are for
          ---------
convenience only and are in no way to be construed as part of this AGREEMENT or as a limitation of the scope of the particular Articles to which they refer.

     10.7 AGREEMENT REFERENCES:  All paragraphs and subparagraphs referred to
          ---------------------
herein are paragraphs and subparagraphs of this AGREEMENT.

     10.8 APPENDICES:  The appended Appendices form an integral part of this
          -----------
AGREEMENT.

     10.9 EXPORT CONTROL:  Notwithstanding any other provisions of this
          ---------------
AGREEMENT, NEWCO agrees to make no disclosure or use of any MONSANTO information or MONSANTO technology furnished or made known to NEWCO pursuant to this AGREEMENT, except in compliance with the laws and regulations of the United States of America, including the Export Administration Regulations promulgated by the Office of Export Administration International Trade Administration, United States Department of Commerce; and in particular, NEWCO agrees not to export, directly or indirectly, either

     (a) the technical data furnished or made known to NEWCO pursuant to this AGREEMENT; or

     (b)  the "direct product" thereof; or

     (c)  any commodity produced using such technical data

to any country or countries for which a validated license is required unless a validated license is first obtained pursuant to the Export Administration Regulations. The term "direct product" as used above, is defined to mean the immediate product (including process and services) produced directly by the use of the technical data.

     10.10 FORCE MAJEURE:
           --------------

          (a) Except for payments of money, neither of the parties shall be liable for any default or delay in performance of any obligation under this AGREEMENT caused by any of the following: Act of God, war, riot, fire, explosion, accident, flood, sabotage, compliance with governmental requests, laws, regulations, orders or actions, national defense requirements or

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any other event beyond the reasonable control of such party; or labor trouble, strike, lockout or injunction (provided that neither of the parties shall be required to settle a labor dispute against its own best judgment).

          (b) The party invoking this subparagraph 10.10 shall give the other party notice and full particulars of such force majeure event by telephone, telegram, telex or telecopier as soon as possible after the occurrence of the cause upon which said party is relying. Telephone, telegram, telex and telecopier notices shall be confirmed in writing by the sending party within five (5) days.

          (c) Both MONSANTO and NEWCO shall use reasonable efforts to mitigate the effects of any force majeure on their respective part.

     10.11 NEGATION OF AGENCY:  It is agreed and understood by the parties
           -------------------
hereto that each of NEWCO and MONSANTO, in its performance of its obligations and responsibilities under this AGREEMENT, is an independent contractor and that nothing herein contained shall be deemed to create an agency, partnership, joint venture or like relationship between the parties. The manner in which each of NEWCO and MONSANTO carries out its performance under this AGREEMENT is within each of NEWCO'S and MONSANTO'S sole discretion and control.

     10.12 FURTHER ASSURANCES:  The parties hereto agree that upon reasonable
           -------------------
request of the other party, each such party shall execute and deliver such additional documents and agreements, and take such further actions, as may be necessary in order to fulfill and give effect to the terms of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed and delivered as of the Effective Date.

                                                  CALGENE II, INC.



                                                  By:____________________

                                                  MONSANTO COMPANY



                                                  By:____________________
                                                     Robert T. Fraley
                                                     President, Ceregen
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                                  APPENDIX A

U.S. Serial No. 08/ 398,627, filed 03-03-95

U.S. Serial No. 120,703, filed 09-13-93